EXHIBIT (j)(18)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 85 to Registration Statement No 2-27962 on Form N-1A of our report dated November 20, 2006 relating to the financial statements and supplementary data of the SMID-Cap Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Other Service Providers-Independent Registered Public Accounting Firms” in such Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP April 26, 2007 Boston, Massachusetts